                                     EXHIBIT I

                        SCHEDULE 13G JOINT FILING AGREEMENT

     The undersigned and each other person executing this joint filing agreement (this "Agreement") agree as follows:

     (i) The undersigned and each other person executing this Agreement are individually eligible to use the Schedule 13G to which this Exhibit is attached and such Schedule 13G is filed on behalf of the undersigned and each other person executing this Agreement; and

     (ii) The undersigned and each other person executing this Agreement are responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of the undersigned or any other person executing this Agreement is responsible for the completeness or accuracy of the information statement concerning any other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

                          *     *     *     *     *     *


Date: February 13, 1998


Alkin Co.                               J2R Corporation


By:  /s/ William L. Orscheln       By:  /s/ S.A. Johnson
     -----------------------            --------------------
Its: President                    Its:  President
     -----------------------            --------------------

     /s/ William L. Orscheln            /s/ S.A. Johnson
     -----------------------            --------------------
     William L. Orscheln                S.A. Johnson


     /s/ Neil Anderson                  /s/ Mary L. Johnson
     -----------------------            --------------------
     Neil Anderson                      Mary L. Johnson


     /s/ James O'Loughlin               /s/ Scott D. Rued
     -----------------------            --------------------
     James O'Loughlin                   Scott D. Rued


     /s/ Barbara Westhues               /s/ Robert R. Hibbs
     -----------------------            --------------------
     Barbara Westhues                   Robert R. Hibbs

     /s/ David R. Bovee
     -----------------------
     David R. Bovee


     /s/ Joe A. Bubenzer
     -----------------------
     Joe A. Bubenzer


     /s/ David P. Klosterman
     -----------------------
     David P. Klosterman


     /s/ Milton D. Kniss
     -----------------------
     Milton D. Kniss



     /s/ Carl W. Kucsera
     -----------------------
     Carl W. Kucsera



     /s/ Karl F. Storrie
     -----------------------
     Karl F. Storrie

                                     SCHEDULE A

            Shares of Common Stock Owned By the Management Stockholders



--------------------------------------------------------------------------------
                          CLASS B SHARES     CLASS A SHARES             TOTAL
--------------------------------------------------------------------------------
 David R. Bovee                  31,308               1,000              32,308
--------------------------------------------------------------------------------
 Joe A. Bubenzer                 35,814               1,400              37,214
--------------------------------------------------------------------------------
 David P. Klosterman             35,250                 750              36,000
--------------------------------------------------------------------------------
 Milton D. Kniss                  8,961                  50               9,011
--------------------------------------------------------------------------------
 Carl W. Kucsera                 41,308              56.008          41,364.008
--------------------------------------------------------------------------------
 Karl F. Storrie                115,531               4,400             119,931
--------------------------------------------------------------------------------